Exhibit 20.3
Page 1 of 3

                     Navistar Financial 1994 - C Owner Trust
                              For the Month of July
                      Distribution Date of August 20, 1997
                            Servicer Certificate #32

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $77,953,304.94
Beginning Pool Factor                                           0.2474473

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,719,093.99
     Interest Collected                                       $633,199.39

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                          $5,720.25
Total Additional Deposits                                       $5,720.25

Repos / Chargeoffs                                            $164,471.73
Aggregate Number of Notes Charged Off                               34

Total Available Funds                                       $5,237,257.47

Ending Pool Balance                                        $73,190,495.38
Ending Pool Factor                                              0.2323287

Servicing Fee                                                  $64,961.09

Repayment of Servicer Advances                                $120,756.16

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,535,798.83
     Target Percentage                                               6.50%
     Target Balance                                                N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($29,384.79)
     Ending Balance                                         $6,506,414.04

Current Weighted Average APR:                                      9.482%
Current Weighted Average Remaining Term (months):                   22.26

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days              $863,513.54     489
                                31 - 60 days             $233,789.73     128
                                60+  days                $136,254.50      42

     Total:                                            $1,233,557.77     502

     Balances:                  60+  days                $907,344.23      42

Memo Item - Reserve Account
     Prior Month                                       $6,615,628.35
+    Invest. Income                                       $29,384.79
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account           ($109,214.31)
     Beginning Balance                                 $6,535,798.83

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  July

                                                                                      NOTES
                                                                   (Money Market)
                                                    TOTAL           CLASS A - 1         CLASS A - 2        CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                 0.00%             96.50%              3.50%
     Coupon                                                                   7.65%              8.00%              8.30%

Beginning Pool Balance                          $77,953,304.94
Ending Pool Balance                             $73,190,495.38

Collected Principal                              $4,598,337.83
Collected Interest                                 $633,199.39
Charge - Offs                                      $164,471.73
Liquidation Proceeds / Recoveries                    $5,720.25
Servicing                                           $64,961.09
Cash Transfer from Reserve Account                 $109,214.31
Total Collections Avail for Debt Service         $5,281,510.69

Beginning Balance                               $77,640,281.77               $0.00     $73,243,291.56      $4,396,990.21

Interest Due                                       $518,701.13               $0.00        $488,288.61         $30,412.52
Interest Paid                                      $518,701.13               $0.00        $488,288.61         $30,412.52
Principal Due                                    $4,762,809.56               $0.00      $4,596,111.23        $166,698.33
Principal Paid                                   $4,762,809.56               $0.00      $4,596,111.23        $166,698.33

Ending Balance                                  $72,877,472.21               $0.00     $68,647,180.33      $4,230,291.88
Note / Certificate Pool Factor                                              0.0000             0.7077             0.3835
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,281,510.69               $0.00      $5,084,399.84        $197,110.85

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,535,798.83
(Release) / Draw                                   ($29,384.79)
Ending Reserve Acct Balance                      $6,506,414.04

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5                  4                3                   2                  1
                                            Mar-97             Apr-97           May-97              Jun-97              Jul-97

Beginning Pool Balance                  $101,071,799.61    $93,995,026.90    $89,162,155.05     $84,372,089.82     $77,953,304.94

A)   Loss Trigger:
Principal of Contracts Charged Off          $157,646.43        $20,875.63           $980.80        $107,029.39        $164,471.73
Recoveries                                  $235,959.02       $296,437.96       $113,137.61        $138,233.94          $5,720.25

Total Charged Off (Months 5, 4, 3)          $179,502.86
Total Recoveries (Months 3, 2, 1)           $257,091.80
Net Loss / (Recoveries) for 3 Mos           ($77,588.94)(a)

Total Balance (Months 5, 4, 3)          $284,228,981.56 (b)

Loss Ratio Annualized  [(a/b) * (12)]           -0.3276%

Trigger:  Is Ratio > 1.5%                  No
                                                                                 May-97              Jun-97             Jul-97

B)   Delinquency Trigger:                                                     $1,174,930.69        $858,221.30        $907,344.23
     Balance delinquency 60+ days                                                   1.31775%           1.01719%           1.16396%
     As % of Beginning Pool Balance                                                 0.98590%           1.08067%           1.16630%
     Three Month Average

Trigger:  Is Average > 2.0%                No

C)   Noteholders Percent Trigger:                2.0653%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer